SECOND AMENDED AND RESTATED
                             JOINT FILING AGREEMENT

                                  By and Among

                       ACQUISITOR HOLDINGS (BERMUDA) LTD.

                   J O HAMBRO CAPITAL MANAGEMENT GROUP LIMITED

                      J O HAMBRO CAPITAL MANAGEMENT LIMITED

                         AMERICAN OPPORTUNITY TRUST PLC

                             CHRISTOPHER H. B. MILLS

                                       and

                         THE TRIDENT NORTH ATLANTIC FUND



                               As of April 9, 2003




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
                           SECOND AMENDED AND RESTATED
                             JOINT FILING AGREEMENT

      The  undersigned  hereby  agree  that  Amendment No. 3 to the Statement on
Schedule 13D dated April 9, 2003 ("Amendment No. 3") with respect to the shares of common stock, $0.01 par value, of Mercury Air Group, Inc. is hereby filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

      The undersigned other than Acquisitor Holdings (Bermuda) Limited (collectively, the "Remaining Filing Parties") hereby agree that any further amendments to Amendment No. 3 executed by each or any of the Remaining Filing
Parties shall be filed on behalf of each of the Remaining Filing Parties pursuant to and in accordance with the provisions of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

      This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date:  April 9, 2003

ACQUISITOR HOLDINGS (BERMUDA) LTD.          J O HAMBRO CAPITAL MANAGEMENT GROUP
                                            LIMITED


By:  /s/  Duncan Soukup                     By:  /s/  R. G. Barrett
---------------------------                 ---------------------------
Name:  Duncan Soukup                        Name:  R. G. Barrett
Title: Deputy Chairman                      Title: Director

J O HAMBRO CAPITAL MANAGEMENT               AMERICAN OPPORTUNITY TRUST PLC
LIMITED

                                            By:  J O Hambro Capital Management
                                            Limited,
By:  /s/  R. G. Barrett                     Its investment advisor
---------------------------
Name:  R. G. Barrett
Title: Director                             By:  /s/  R.  G.  Barrett
                                            ---------------------------
                                            Name:  R. G. Barrett
                                            Title: Director

/s/  Christopher Mills                      THE TRIDENT NORTH ATLANTIC FUND
-----------------------------
CHRISTOPHER MILLS
                                             By:  /s/  Christopher Mills
                                             ---------------------------
                                             Name:  Christopher Mills
                                             Title: Director


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